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                                                                    EXHIBIT 4(e)




                                            October 24, 2000


Applied Industrial Technologies, Inc.
One Applied Plaza
Cleveland, Ohio  44115
Attention:        John R. Whitten
                  Vice President-Finance

                    Re: AMENDMENT TO PRIVATE SHELF AGREEMENT

Ladies and Gentlemen:

         Reference is made to that certain Private Shelf Agreement dated as of November 27, 1996 (as amended from time to time, the "NOTE AGREEMENT") between Applied Industrial Technologies, Inc., an Ohio corporation formerly known as Bearings, Inc. (the "COMPANY"), and The Prudential Insurance Company of America ("PRUDENTIAL"), pursuant to which the Company issued and sold and Prudential purchased the Company's 6.60% Series B Notes in the original aggregate principal amount of $50,000,000, due December 8, 2007. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

         Pursuant to the request of the Company and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

         SECTION 1. AMENDMENT. From and after the date this letter becomes effective in accordance with its terms, the Note Agreement is amended as follows:

         1.1 The cover page to the Note Agreement and paragraph 1 of the Note Agreement is each hereby amended to delete in its entirety the amount "$50,000,000" appearing therein and to substitute therefor the amount "$150,000,000".

         1.2 Paragraph 2B of the Note Agreement is amended to delete in its entirety clause (i) thereof and to substitute therefor the following: "(i) October 24, 2003, and".


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Applied Industrial Technologies, Inc.
October 24, 2000
Page 2


         1.3 Paragraph 2H(1) of the Note Agreement is deleted in its entirety and the following is hereby substituted therefor:

                  "2H(1) ISSUANCE FEE. On each Private Shelf Closing Day, the Company agrees to pay Prudential in immediately available funds a fee (the "ISSUANCE FEE") in an amount equal to 0.10% of the aggregate principal amount of Notes sold on such Private Shelf Closing Day". The Issuance Fee for the Series B Notes has been previously paid in full as agreed by the parties.

         1.4 The Company and Prudential expressly agree and acknowledge that as of the date hereof the Available Facility Amount is $100,000,000. NOTWITHSTANDING THE FOREGOING, THIS AMENDMENT AND THE NOTE AGREEMENT HAVE BEEN ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE SHELF NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF SHELF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

         SECTION 2. REPRESENTATION AND WARRANTY. The Company hereby represents and warrants that no Default or Event of Default exists under the Note Agreement as of the date hereof.

         SECTION 3. CONDITIONS PRECEDENT. This letter shall be deemed effective as of the date hereof upon (i) the return on or before October 31, 2000 by the Company to Prudential of a counterpart hereof duly executed by the Company and Prudential, and (ii) the payment of a $45,000 non-refundable structuring fee to The Prudential Insurance Company of America. Upon execution hereof by the Company, this letter should be returned to: Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, Attention: Wiley S. Adams.

         SECTION 4. REFERENCE TO AND EFFECT ON NOTE AGREEMENT. Upon the effectiveness of this letter, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter. Except as specifically set forth in
Section 1 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         SECTION 5. GOVERNING LAW. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.


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Applied Industrial Technologies, Inc.
October 24, 2000
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         SECTION 6. COUNTERPARTS; SECTION TITLES. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                                       Very truly yours,

                                       THE PRUDENTIAL INSURANCE COMPANY
                                                OF AMERICA


                                       By:  /s/ William S. Engelking
                                            -------------------------
                                                     Vice President


AGREED AND ACCEPTED:

APPLIED INDUSTRIAL
   TECHNOLOGIES, INC.


By: /s/John R. Whitten
    ---------------------
Title:  Vice President-Chief Financial Officer

And by: /S/Alan Krupa
        -------------
Title: Assistant Treasurer